NEWS RELEASE

Five Below, Inc. Announces Nine Weeks Ended January 2, 2016 Sales Results
Raises Q4 sales outlook to $323 million to $326 million
Narrows Q4 earnings per share outlook to $0.75 to $0.76

PHILADELPHIA, PA - (January 7, 2016) - Five Below, Inc. (Nasdaq: FIVE) today announced net sales results for the nine weeks ended January 2, 2016.

The Company announced that net sales for the nine-week period ended January 2, 2016 increased by 24.0% to $286.1 million from $230.7 million in the comparable nine-week period of fiscal 2014, while comparable store sales for this period increased by 4.1% over the comparable period in fiscal 2014.

Joel Anderson, CEO, stated: “We are very pleased with our strong performance across both new and existing stores during the all-important holiday season which illustrates the broad appeal and value proposition of Five Below. Our merchandising initiatives resulted in a fresh and compelling assortment to which customers responded favorably. In addition, our exciting and more cohesive marketing campaigns improved brand awareness and helped Five Below stay top of mind for customers during the holiday season.”

Mr. Anderson added: “Given our holiday performance, we are raising our net sales outlook for the fourth quarter to a range of $323 million to $326 million and are narrowing our earnings per share guidance range to $0.75 to $0.76. We look forward to discussing our fiscal 2015 results in more detail, along with our outlook for fiscal 2016, on our fourth quarter earnings call in March.”

The Company also announced that management will participate in the 18th Annual ICR Conference held at the JW Marriott Orlando Grande Lakes in Orlando, Florida. Management is currently scheduled to present on Tuesday, January 12, 2016 at 9:00 a.m. Eastern Time.

The presentation will be webcast live at http://investor.fivebelow.com/. An archived replay will be available two hours after the conclusion of the live event.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to lack of online sales, risks relating to extreme weather, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia, Pennsylvania. For more information, visit www.fivebelow.com.

###
Investor Contact:
ICR, Inc.
Farah Soi/Caitlin Morahan
203-682-8200
Farah.Soi@icrinc.com/Caitlin.Morahan@icrinc.com

Media Contact:
ICR, Inc.
Julia Young
203-682-8200
FivePR@icrinc.com